Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in each Prospectus constituting part of each Form S-3 Registration Statement or
Post-Effective Amendment (Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639, 33-61986 and 33-51121) of Ball Corporation of our report dated January 21, 1997 in the 1996 Annual Report to Shareholders which is incorporated by reference in the Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP

Indianapolis, Indiana

March 31, 1997